Exhibit 99.1

OpenWorld Announces Pricing of $3.5 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

LAKE MARY, Fla., Oct. 29, 2026 (GLOBE NEWSWIRE) -- OpenWorld, Inc. (NASDAQ: OPNW) ("OpenWorld" or the "Company"), an innovation company advancing global real-world asset (“RWA”) tokenization, today announced that it has entered into a securities purchase agreement with a single institutional investor for the purchase and sale of 2,517,985 shares of common stock (or pre-funded warrants in-lieu thereof), together with Series A warrants to purchase up to an aggregate of 2,517,985 shares of common stock, and Series B warrants to purchase up to an aggregate of 2,517,985 shares of common stock, in a registered direct offering priced at-the-market under Nasdaq rules. Each share of common stock and accompanying warrants are being sold together at a combined purchase price of $1.39. The Series A warrants will have an exercise price of $1.53 per share, will be subject to shareholder approval, and will expire five years from the date of shareholder approval. The Series B warrants will have an exercise price of $1.39 per share, will be subject to shareholder approval, and will expire eighteen months from the date of shareholder approval. The Series B warrants will be callable by the Company, subject to certain conditions, if the daily trading price of the common stock exceeds 400% of the exercise price and the average daily trading volume of the common stock exceeds $1.0 million over a period of ten consecutive trading days. Upon a call, any portion of the Series B warrants not exercised within ten trading days following the holder's receipt of the call notice will be cancelled.

The Company intends to use the net proceeds from the offering for RWA growth initiatives as well as for working capital and general corporate purposes.

Maxim Group LLC is acting as the sole placement agent for the offering.

The gross proceeds to OpenWorld from the offering are expected to be approximately $3.5 million, before deducting placement agents’ fees and other estimated offering expenses. The offering is expected to close on or about October 30, 2026, subject to satisfaction of customary closing conditions.

The securities described above in the registered direct offering, including the shares of common stock underlying the warrants, are being offered and sold pursuant to a "shelf" registration statement on Form S-3 (File No. 333-284562), as amended, which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 3, 2025. The offering of the securities is being made only by means of a prospectus. A prospectus supplement and an accompanying prospectus relating to the registered direct offering will be filed with the SEC. Electronic copies of the prospectus supplement and the accompanying prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3745.

Update on Previously Announced Blocksight Transaction

On October 27, 2026, the Company closed on its previously announced transaction with Blocksight Holdings Co., on the terms previously publicly disclosed.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About OpenWorld

OpenWorld, Inc. (NASDAQ: OPNW) is a digital assets and blockchain technology company. Through its OpenWorld Enterprise platform, the Company provides financial structuring and blockchain infrastructure for the issuance and distribution of tokenized real-world assets to institutional and retail investors. To learn more, visit openworld.dev.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including expected closing and transactions related to this registered direct offering.. Words such as "anticipate," "expects," "will," and similar expressions identify forward-looking statements. These statements are subject to risks and uncertainties, including regulatory approvals, market conditions and technology readiness, that could cause actual results to differ materially. Investors should not place undue reliance on forward-looking statements, which speak only as of the date of this release. OpenWorld undertakes no obligation to update them except as required by law. Additional risks are described in the Company's filings with the SEC.

Contacts

Investors: OpenWorldIR@allianceadvisors.com

Media: Aayushi@allianceadvisors.comTransfer

Transfer Agent: Vinyl Equity, Inc., 1-888-80-VINYL (84695)

Blockchain Preferred Stock Transfer Agent: Figure Equity Solutions, Inc., support@figuremarkets.com